FUND PARTICIPATION AGREEMENT

AMENDMENT NO. 1

     THIS AGREEMENT, made and entered into this 15th day of April, 2001 (the "Agreement") by and among Sun Life Assurance Company of Canada (U.S.), organized under the laws of the State of Delaware (the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account" and collectively as the "Accounts"); INVESCO Variable Investment Funds, Inc., an open-end management investment company organized under the laws of the State of Maryland (the "Fund"); INVESCO Funds Group, Inc., a corporation organized under the laws of the State of Delaware and investment adviser to the Fund (the "Adviser"); and INVESCO Distributors, Inc., a corporation organized under the laws of the State of Delaware and principal underwriter/distributor of the Fund.

1.	Sun Life Insurance and Annuity Company of New York, organized under the laws of New York, is hereby made a party to the Agreement.

2.	The Introduction Paragraph Page 1 is hereby deleted in its entirety and replaced with the following:

      THIS AGREEMENT, made and entered into this 15th day of April, 2001 and amended on September 1, 2001 (the "Agreement") by and among Sun Life Assurance Company of Canada (U.S.), organized under the laws of the State of Delaware; Sun Life Insurance and Annuity Company of New York, organized under the laws of the State of New York, (each of which is hereinafter referred to as the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account" and collectively as the "Accounts"); INVESCO Variable Investment Funds, Inc., an open-end management investment company organized under the laws of the State of Maryland (the "Fund"); INVESCO Funds Group, Inc., a corporation organized under the laws of the State of Delaware and investment adviser to the Fund (the "Adviser"); and INVESCO Distributors, Inc., a corporation organized under the laws of the State of Delaware and principal underwriter/distributor of the Fund.
3.	Schedule A of the Agreement is deleted in its entirety and replaced with the following:

PARTICIPATION AGREEMENT

SCHEDULE A

     The following Separate Accounts and Associated Contracts of Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance and Annuity Company of New York are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:
Contracts Funded by Separate Account	Name of Separate Account

Futurity II Variable and Fixed Annuity Contract	Sun Life of Canada (U.S.) Variable Account F

Futurity III Variable and Fixed Annuity Contract

Futurity Focus II Variable and Fixed Annuity Contract

Futurity Accolade Variable and Fixed Annuity Contract

Futurity Select Four Variable and Fixed Annuity Contract

Futurity Protector Variable Universal Life Insurance Policies	Sun Life of Canada (U.S.) Variable Account I

Futurity Accumulator Variable Universal Life Insurance Policies

Futurity Survivorship II Variable Universal Life Insurance Policies

Futurity Corporate Variable Universal Life Insurance Policies	Sun Life of Canada (U.S.) Variable Account G

Futurity Accolade NY Variable and Fixed Annuity Contract	Sun Life (N.Y.) Variable Account C

       All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

       IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives as of September 1, 2001.

                                        SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                                        By:   _________________________________________

                                              Ronald J. Fernandes

                                              Vice President, Retirement Products & Services

                                        By:   _________________________________________

                                              Edward M. Shea

                                              Assistant Vice President & Senior Counsel

                                        SUN LIFE INSURANCE AND ANNUITY COMPANY OF

                                        NEW YORK

                                        By:    _________________________________________

        Ronald J. Fernandes

        Vice President, Retirement Products & Services

                                        By:    _________________________________________

                                                Edward M. Shea

                                                Assistant Vice President & Senior Counsel

                                         INVESCO VARIABLE INVESTMENT FUNDS, INC.

                                         By:    _________________________________________

                                                Ronald L. Grooms

                                                Treasurer

                                          INVESCO FUNDS GROUP, INC.

                                          By:   _________________________________________

                                                Ronald L. Grooms

                                                Senior Vice President & Treasurer

                                          INVESCO DISTRIBUTORS, INC.

                                          By:   _________________________________________

                                               Ronald L. Grooms

                                                            Senior Vice President & Treasurer

J/GC/Lawdept/Mmurphy2001/VITs/INVESCO/Invesco Amendment No. 1 (9.1.01)